EXHIBIT 23.1

Consent of Independent Registered Public Accountant Firm

We consent to the use of our audit report dated November 30, 2007 on the financial statements of LUX Residential Warranty Program, Inc. for the years ended September 30, 2007, 2006 and 2005, included herein, and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ Berman Hopkins Wright & LaHam, CPAs and Associates, LLP

December 24, 2007

Winter Park, FL